EXHIBIT 99.1

Medical Action Industries to Sell Medegen and Certain Other Assets of Its Patient Care Business Unit to Inteplast Group

BRENTWOOD, N.Y., March 13, 2014 (GLOBE NEWSWIRE) -- Medical Action Industries Inc. (Nasdaq:MDCI) (the "Company" or "Medical Action"), announced today that it has signed a definitive agreement to sell its Medegen Medical Products, LLC subsidiary and certain other assets of its Patient Care business unit to Medira Inc., an affiliate of Inteplast Group, Ltd. ("Inteplast"), for approximately $75 million, subject to certain purchase price adjustments. The transaction is expected to close upon receipt of the required regulatory approvals and the satisfaction of other closing conditions agreed to by the parties. The Company anticipates completion of these regulatory approvals and closing conditions within three to four months.

"We believe that the completion of this transaction represents an attractive outcome for our Company and stockholders. It will reduce our exposure to volatility in resin pricing and enable us to focus additional time and resources on building stockholder value through the optimization of our remaining business units," said Paul D. Meringolo, Chief Executive Officer of Medical Action. "In addition, it will significantly strengthen our balance sheet and facilitate our pursuit of synergistic business opportunities and acquisitions."

Mr. Meringolo added, "As we begin the next chapter in our nearly 37 year history, I would like to thank the extremely talented and dedicated employees of our Patient Care business unit who have made significant contributions to the Company; and to our trusted partners and the healthcare community, to whom we've strived to provide quality products and innovative solutions so as to enhance the patient experience. I am confident that the Patient Care business team will continue its success given its current leadership and Inteplast's market leading position in integrated plastics."

According to Brenda Wilson, Director of Communications for Inteplast, "We value the technical expertise and market leadership of Medical Action. Their Patient Care business will greatly enhance Inteplast's existing portfolio of medical and hospital supplies. We look forward to working with Medical Action to complete this deal and to working closely with its managers and associates to effect the smoothest transition possible, so that we can retain, as well as build upon, the culture and the strengths of this great company. Furthermore, we believe that the combined strengths of Medical Action and Inteplast will enhance our ability to service all existing customers with an even greater portfolio of product offerings."

The Company plans to use the proceeds from the sale, net of tax and certain closing adjustments, to pay off term loan obligations under its existing credit facility and for working capital to support future growth in its business.

Medical Action is a diversified manufacturer and distributor of disposable medical devices and a leader in many of the markets where it competes. Its products are marketed primarily to acute care facilities in domestic and certain international markets. The Company has expanded its target market to include physician, dental and veterinary office, out-patient surgery centers, long-term care facilities and laboratories. Medical Action's products are marketed nationally by its direct sales personnel and extensive network of healthcare distributors. The Company has preferred vendor agreements with national and regional distributors, as well as sole and multi-source agreements with group purchasing organizations. Medical Action's common stock trades on the NASDAQ Global Select Market under the symbol MDCI and is included in the Russell 2000® Index.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statements of the plans and objectives for management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this news release are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation to update any forward-looking statement. In some cases, forward-looking statements can be identified by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "intends," "believes," "estimates," "potential," or "continue," or the negative thereof or other comparable terminology. Although the Company believes that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including manufacturing inefficiencies, termination or interruption of relationships with the Company's suppliers, potential delays in obtaining regulatory approvals, product recalls, product liability claims, the Company's inability to successfully manage growth through acquisitions, the Company's failure to comply with governing regulations, risks of international procurement of raw materials and finished goods, market acceptance of the Company's products, market price of the Company's Common Stock, foreign currency fluctuations, resin volatility and other factors referred to in the Company's press releases and reports filed with the Securities and Exchange Commission (the "SEC"). Please see the Company's filings with the SEC, including, without limitation, the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which identify specific factors that would cause actual results or events to differ materially from those described in the forward-looking statements.

CONTACT: Brian Baker - Vice President of Finance
         and Principal Accounting Officer
         MEDICAL ACTION INDUSTRIES INC.
         (631) 231-4600